July 14, 1995


VIA OVERNIGHT MAIL

Arvida/JMB Partners
Arvida/JMB Partners, L.P.
Southeast Florida Holdings, Inc.
Center Office Partners
Center Retail Partners
Center Hotel Limited Partnership
Weston Hills Country Club Limited Partnership
c/o Arvida/JMB Managers, Inc.
900 N. Michigan Avenue
Chicago, Illinois  60601

Attn:      Stephen Lovelette

      Re:  LC Termination Date:  Notices to Chemical Bank
           ----------------------------------------------

Gentlemen:

      Reference is made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of October 7, 1992 among ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership ("Arvida LP" or the "Partnership"), ARVIDA/JMB
              ---------          -----------
PARTNERS, a Florida general partnership ("ARVIDA GP"),
                                          ---------
SOUTHEAST FLORIDA HOLDINGS, INC., an Illinois corporation ("Southeast"), CENTER OFFICE PARTNERS, a Florida general
  ---------
partnership ("Office Partners"), CENTER RETAIL PARTNERS, a
              ---------------
Florida general partnership ("Retail Partners"), CENTER HOTEL
                              ---------------
LIMITED PARTNERSHIP, a Delaware limited partnership ("Hotel Partnership") and WESTON HILLS COUNTRY CLUB LIMITED PARTNERSHIP, a Delaware limited partnership ("Weston
                                              ------
Partnership"; Weston Partnership, Arvida LP, Arvida GP,
----------
Southeast, Office Partners, Retail Partners and Hotel Partnership being hereinafter collectively referred to as the "Borrowers"), CHEMICAL BANK AND NATIONSBANK OF FLORIDA, N.A.
 ---------
(collectively, Lenders") and CHEMICAL BANK, As AGENT ("Agent")

               -------                                -----
as heretofore amended (the "Credit Agreement").  Unless
                            ----------------
otherwise defined herein, all capitalized terms shall have the same meaning as in the Credit Agreement.
Arvida/JMB Partners, et.al.
July 14, 1994
Page 2

      Chemical Bank, as the "LC Bank" under the Credit
Agreement, hereby gives notice to Borrowers of the extension of the term of the LC Commitment, as well as the LC
Termination Date, to July 1, 1996.

This extension affects only the term of LC Commitment and does not waive or modify any other term, provision or condition of the Credit Agreement. Nor does it relate to any other requests for waiver of, consent to, deviation from, or extension of, the terms of the Credit Agreement, including without limitation, any request by Borrowers for extension of the Revolving Credit Loan Commitment Maturity Date or of the I/P Loan Maturity Date.

      Chemical Bank, as Agent, further advises Borrowers that notwithstanding such extension Lenders reserve all rights and remedies available to them for the full protection and enforcement of their rights under the Credit Agreement and

July 14, 1994
Page 3

other loan documents and under applicable law. Furthermore, nothing contained herein or therein shall constitute an agreement by Lenders to continue discussion with Borrower under any circumstances, to extend any Loan or Loan Commitment made under the terms of the Credit Agreement, or to forbear from exercising any of their rights or remedies under the Credit Agreement, any other loan document or under applicable law.

      In addition, notice is hereby given that all future communications to Chemical Bank, as Agent, Lender or LC Bank pursuant to Section 9.1 or the Credit Agreement, should be made to the following address:

      Chemical Bank
      380 Madison Avenue (10th Floor)
      New York, NY  10017
      Attn:  Mary Elisabeth Swerz
      Telecopy No.: (212) 622-3397

Copies should still be provided to Weil, Gotshall & Manges, 767 Fifth Avenue, New York, New York 10153, Attention of J.
Philip Rosen, Esq. (Telecopy No.: 212-310-8007).

      Please countersign below to indicate your agreement with the foregoing.

                                      Sincerely,

                                      CHEMICAL BANK

                                      By: ----------------------
                                            Mary Elisabeth Swerz
                                            Vice President

cc:   Lisa Crawford
      H. William Walker, Esq.
      Susan Werth, P.A.
      Arvida/JMB Partners, et.al.

July 14, 1994
Page 4

Accepted and Agreed this 28th day of July, 1995
                           ----



                                 ARVIDA/JMB PARTNERS, L.P.

                                 By:  ARVIDA/JMB MANAGERS,
                                      INC., as General Partner

                                      By: ____________________
                                            Title: V.P.

                                 ARVIDA/JMB PARTNERS

                                 By:  ARVIDA/JMB MANAGERS,
                                      INC., as General Partner

                                      By: ____________________
                                            Title: V.P.

                                 SOUTHEAST FLORIDA HOLDINGS, INC.

                                      By:_____________________
                                            Title: V.P.

                                 CENTER OFFICE PARTNERS

                                 By:  ARVIDA/JMB MANAGERS,
                                       as General Partner

                                   By: ARVIDA/JMB MANAGERS,
                                      INC., as General Partner

                                      By:   ___________________
                                            Title: V.P.